UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No. )

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DECKERS OUTDOOR CORPORATION

(Name of Registrant as Specified In Its Charter)

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On November 21, 2017, Deckers Outdoor Corporation distributed the following materials to certain investors:

1 RIGHT PLAN, RIGHT BOARD RESPONSE TO MARCATO’S NOVEMBER 13, 2017 PRESENTATION

2 DISCLOSURES Safe Harbor We make forward - looking statements in this presentation, which represent our expectations or beliefs about future events and financial performance. Forward - looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projec tio ns or other characterizations of future events or circumstances are forward - looking statements. Forward - looking statements are subject to known and unknown risks and uncertainties, including those described in our filings with the Securities and Exchange Commission. In addition, actual results could differ materially from those suggested by the forward - looking statements, and therefore you should not place undue reliance on the forward - looking statements . Except as required by law, we undertake no obligation to update or revise any forward - looking statements. Non - GAAP Reconciliation and Certain Supplemental Financial Information This presentation includes non - GAAP financial measures. Reconciliations of, and certain required disclosures regarding, these non - GAAP financial measures and supplemental financial information can be found in our Securities and Exchange Commission filings .

3 EXECUTIVE SUMMARY MARCATO HAS RESORTED TO SERIOUSLY MISLEADING STATEMENTS AND ANALYSES IN ITS ATTEMPT TO SEIZE CONTROL OF DECKERS CONSIDER THE FACTS – VOTE THE WHITE PROXY CARD SUMMARY MISLEADING TACTICS USED BY MARCATO • Marcato’s presentation relies on several misleading pieces of information in order to make its main points • Over the next several slides, Deckers will provide examples of those misleading pieces of information, as well as the reasons why Deckers believes they should be disregarded • In addition, Deckers will also review the credentials of Marcato’s proposed Board nominees in - depth, detailing the key reasons why the proposed slate is inferior to the Deckers nominees and could jeopardize stockholder value creation • Cherry - picking dates to show stock price returns, including completely ignoring Deckers’ strong stock price performance since last February, which was driven by its strong results • Failing to acknowledge the success of Deckers’ strategic initiatives • Ignoring key seasonal and international considerations that Deckers faces annually • Using a variety of Marcato - favoring business assumptions, without outlining any rationale around those assumptions • Not only are the Marcato nominees unqualified, one of them was CEO of a company that paid $ 30M to settle a lawsuit alleging customers were deceived by misleading marketing practices

4 A B C C DECKERS SHARES HAVE OUTPERFORMED ITS PROXY PEERS OVER THE LAST FIVE YEARS THE FACTS: • Marcato is selectively picking its benchmarking date, using a reference that is over nine months old and does not reflect Deckers’ current market price 1 • Using the current market price, Deckers is outperforming its proxy peers by over 70% over the last five years, demonstrating its strong long - term performance 1 2 • Deckers is also outperforming the Russell 2000 Index by 24% and the Russell 2000 Textiles Apparel & Shoes Index by over 65% over the last five years using the current market date 1 A B C Source: Capital IQ Note: Market data as of 11/17/17 1. “Current” market date reflects market data as of 11/17/17, with five - year market performance measured against market data as of 11/19/12 (as 11/17/12 was a Saturday) 2. Deckers Proxy Peer Group includes The Buckle, Inc., Carter’s, Inc., Chico’s FAS, Inc., Columbia Sportswear Company, Crocs, In c., DSW Inc., Express, Inc., The Finish Line, Inc., Fossil Group, Inc., G - III Apparel Group, Ltd., Guess?, Inc., Lululemon Athletica Inc., Oxford Industries, Inc., RH, Skechers U.S.A., Inc., Steven Madden, Ltd., Under Armour, Inc., and Wolverine World Wide, Inc.; does not include Kate Spade & Company (acquired by Tapestry, Inc., formerly known as Coach, Inc.) as it is no longer publicly traded; returns measured using arithmetic mean MARCATO ALLEGES: Over nine months old

DECKERS SHARES HAVE OUTPERFORMED ITS PROXY PEERS OVER THE LAST FIVE YEARS (Cont'd)

THE FACTS:



Marcato does not acknowledge that Deckers' share price has improved significantly over the last nine months on the strength of its performance, and that Deckers has significantly outperformed Marcato's referenced data points over the last five years
300%
250%
200%
150%
100%
50%
Nov-12
Nov-13
Nov-14
Nov-15
Nov-16
Nov-17
5-year Return:
+112.3%
+88.2%
+43.7%
+39.4%
Deckers
Proxy Peers ¹
Russell 2000
Russell 2000 Textiles, Apparel & Shoes

Source: Capital IQ
Note: Market data as of 11/17/17, with five-year market performance measured against market data as of 11/19/12 (as 11/17/12 was a Saturday)
1. Deckers Proxy Peer Group includes The Buckle, Inc., Carter's, Inc., Chico's FAS, Inc., Columbia Sportswear Company, Crocs, Inc., DSW Inc., Express, Inc., The Finish Line, Inc., Fossil Group, Inc., G-III Apparel Group, Ltd., Guess?, Inc., Lululemon Athletica Inc., Oxford Industries, Inc., RH, Skechers U.S.A., Inc., Steven Madden, Ltd., Under Armour, Inc., and Wolverine World Wide, Inc.; does not include Kate Spade & Company (acquired by Tapestry, Inc., formerly known as Coach, Inc.) as it is no longer publicly traded; returns measured using arithmetic mean

DECKERS BRANDS
5

DECKERS SHARE PRICE HAS SIGNIFICANTLY INCREASED BEYOND ANY MARKET REACTION TO MARCATO

MARCATO ALLEGES:



DECKERS' SHARE PRICE REACTED FAVORABLY TO MARCATO'S CALL FOR CHANGE
DECKERS SHARE PRICE
Share price declines 16% after FQ3 earnings report
Share price improves 18% following Marcato's 13D and 35% through 3/31/17
Deckers reports FQ3 earnings 2/2/17:
EPS:$1.27 actual vs. $4.22 est.
Marcato's 13D Filing on 2/8/17
13D filed intra-day at $44
A
B
C
$64
$62
$60
$58
$56
$54
$52
$50
$48
$46
$44
12/31/16
1/10/17
1/20/17
1/30/17
2/9/17
2/19/17
3/1/17
3/11/17
3/21/17
3/31/17
DECKERS
MARCATO

Source: Capital IQ
Note: Market data as of 11/17/17

THE FACTS:

A Misleading figures; Deckers reported normalized actual EPS of $4.11, significantly higher than the $1.27 cited by Marcato

B Marcato opportunistically bought its stake as a significant Deckers stockholder rotated out of the retail sector, also putting significant pressure on Deckers' stock price

C Over the next nine months, Deckers' stock price surged well above the low-$50s range highlighted by Marcato (to a price of ~$71) due to the strength of its performance:

1. <u>5/25/17</u> – Announced FY2017 results (EPS beat consensus by $0.17) and $100M operating profit improvement plan
2. <u>7/27/17</u> – Announced Q1 2018 results (EPS beat consensus by $0.39)
3. <u>10/26/17</u> – Announced Q2 2018 results (EPS beat consensus by $0.52) and $400M stock repurchase program

DECKERS BRANDS
6

7 SELL - SIDE ANALYSTS RECOGNIZE DECKERS’ ONGOING MARGIN PROGRESS THE FACTS: • Recent research reports show analysts believe in the plan, as demonstrated by the fact that 14 of 15 analysts have a buy or neutral rating (or equivalent ). Highlights include: x ” We have conviction in DECK’s cost reduction plan and view it as a key driver towards op. margins of 13% by F’20.” and “COGS and SG&A savings initiatives are well - underway...” - Jefferies (10/27/17) x “We remain compelled by earnings capacity with early endorsement for cost savings in FY19, management’s suggestion that the 13% operating margin goal in FY20 may prove conservative...” and “Early execution and better channel dynamics than a year ago make us more optimistic on potential for further upside to estimates .” - Stifel (10/27/17) • Additionally , Deckers has been quite clear about its drivers on cost savings, specifying $94M in SG&A and $56M in COGS MARCATO ALLEGES: In addition to this quote from nearly two years ago , Marcato also later references a quote from a 1/30/15 research report, which is almost three years old

8 THE BOARD EFFECTIVELY MANAGES DECKERS’ CASH CONSIDERATIONS THE FACTS: • As announced in October 2017, Deckers changed its financial policy to a 1x EBITDA leverage target • Marcato’s chart is misleading… 1. Chart focuses on the fiscal year peak or near - peak in cash (significant fluctuations due to seasonality) 2. Chart does not break out the significant portion of cash that is held overseas (for example, $265.8M of $291.8M as of 3/31/17) MARCATO ALLEGES:

9 THE BOARD HAS DESIGNED A STRONG COMPENSATION PLAN THE FACTS: • High pay - for - performance alignment resulted in lower realized pay during years where performance was below target • Deckers has effectively and consistently tied its compensation program to its strategic and business objectives • In early - 2017, Deckers reached out to investors holding over 60% of its shares to discuss their views on Deckers’ compensation program • Deckers has evolved its program over time to emphasize profitability, reflecting long - range plan input from stockholders • Deckers has moved from an above median pay philosophy to a median pay philosophy MARCATO ALLEGES:

10 BOARD AND MANAGEMENT DEVELOPED AND BEGAN IMPLEMENTING THEIR SUCCESSFUL TRANSFORMATION PLAN LONG BEFORE MARCATO INITIATED ITS POSITION THE FACTS: Prior to Marcato’s 13D filing on February 8, 2017, Deckers took several proactive steps: • Hired top tier consultant, Alix Partners, to examine company’s cost structure in 2016 • Announced cost savings on February 4, 2016, beginning the business transformation one year before Marcato took an initial stake in Deckers • Made several key management hires and changes in 2015 and 2016, including the appointment of CEO Dave Powers effective May 31, 2016 • Began retail store optimization efforts in 2016, including closure of underperforming stores, transfers from owned to partner stores, and greater use of store - in - store concepts MARCATO ALLEGES:

11 MARCATO’S “ANALYSIS” DEMONSTRATES THAT IT DOES NOT UNDERSTAND THE RETAIL APPAREL BUSINESS THE FACTS: • In Deckers’ experience, the recapture rate of lost retail revenue is significantly below 50% • When Deckers opens retail stores in a new market, it has seen a lift in the overall sales of that market, including increases in ecommerce performance • Deckers does not believe that incremental overhead cost savings of $45M are achievable from closing 50 additional stores • Marcato’s analysis also ignores the significant outlay of cash required to close profitable retail stores A B C A B C MARCATO ALLEGES:

12 REVIEW OF MARCATO NOMINEES SUMMARY MARCATO NOMINEES LACK IMPORTANT SKILLSETS FOR THE DECKERS BOARD • Marcato’s proposed slate of Directors are unvetted and unknown, with limited public company Board experience • In its continued efforts to best serve its stockholders, the Deckers Governance Committee has attempted to meet with each candidate for customary interviews, but Marcato has refused to make its proposed slate available • Marcato’s proposed slate has an alarming history: Chronic stock price underperformance during limited public Board tenures Settlement of litigation accusing Affinion Group of deceiving consumers while a Marcato nominee was the CEO Significant time elapsed from limited prior relevant experience to today in several cases

13 REVIEW OF MARCATO NOMINEES Matthew P. Hepler ✗ No C - suite experience, operational or retail experience ✗ Not independent; a partner at Marcato ✗ Limited corporate experience; much of his career has been spent working for activist hedge funds, currently Marcato ✗ Has only ever served on one public board, Terex, and has only served since February 2017 (less than one year ) Robert D. Huth ✗ No current Board experience ✗ Only nominee by activist Engaged Capital not named to the Board of Abercrombie & Fitch in 2014 proxy contest (four others received Board seats) Jan R. Kniffen ✗ No public Board experience ✗ Long gap since last corporate role as SVP of Finance and Treasurer at May Department Stores from 1991 to 2005; currently a CNBC contributor ✗ Responsible for the issuance of the largest junk bond in history at the time of issuance MARCATO NOMINEES LACK IMPORTANT SKILLSETS FOR THE DECKERS BOARD

REVIEW OF MARCATO NOMINEES (Cont'd)

MARCATO NOMINEES LACK IMPORTANT SKILLSETS FOR THE DECKERS BOARD

Mitchell A. Kosh

- × No C-suite experience until 2014; HR and administrative roles only
  - – Executive VP and Chief Administrative Officer at Ralph Lauren from April 1, 2015 to October 19, 2015
  - – Executive VP of Global HR at Ralph Lauren from 2014 to April 1, 2015
- × No public Board experience

Nathaniel J. Lipman

- × Already on Boards of four other companies (two public)
  - – Exela stock declined ~47% during his tenure
  - – Walker Innovation stock declined ~83% during his tenure
- × No retail experience
- × Served as CEO of Affinion Group from 2005 to September 2012
  - – Affinion subsequently agreed to pay a settlement to 47 states in 2013 related to a lawsuit accusing it of deceiving consumers through misleading marketing practices

Stephen M. Fuller

- × Already on Boards of four other companies (one public)
  - – QuadGraphics share price declined ~13% during his tenure from July 16, 2016 to November 17, 2017 (Present)

DECKERS BRANDS
14

15 REVIEW OF MARCATO NOMINEES (Cont’d) Kirsten J. Feldman ✗ No public Board experience ✗ No C - suite, operational or retail experience; work experience almost exclusively related to investment banking, a role that she has not been actively employed in since 2008 Deborah M. Derby ✗ Sits on Board of The Vitamin Shoppe, during which the share price has declined ~93% since December 31, 2012 ✗ Former Chief Administrative Officer of Toys R Us; the company’s chronic underperformance and crushing debt load during her tenure ultimately led to its eventual filing for bankruptcy in September 2017 MARCATO NOMINEES LACK IMPORTANT SKILLSETS FOR THE DECKERS BOARD Anne L. Waterman ✗ No C - suite experience ✗ No public Board experience